Exhibit 99.1

Ascent Industries Reports Third Quarter 2024 Results
Schaumburg, Illinois, November 12, 2024 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrials company focused on the production of specialty chemicals and industrial tubular products, is reporting its results for the third quarter ended September 30, 2024.

Third Quarter 2024 Summary1

(in millions, except per share and margin)	Q3 2024	Q3 2023	Change
Net Sales	$42.9	$46.7	(8.2)%
Gross Profit	$6.5	$3.0	116.5%
Gross Profit Margin	15.1%	6.4%	870bps
Net Loss	$(7.0)	$(14.7)	(52.2)%
Diluted Loss per Share	$(0.69)	$(1.45)	(52.4)%
Adjusted EBITDA	$2.5	$(1.5)	262.8%
Adjusted EBITDA Margin	5.7%	(3.2)%	890bps
________________
1On December 22, 2023, the Company closed on a transaction to sell substantially all of the assets of Specialty Pipe & Tube (“SPT”). As a result, financial results from SPT have been categorized into discontinued operations.

Management Commentary
“The third quarter marked another period of positive momentum as we generated our third straight quarter of improving results,” said Ascent CEO Bryan Kitchen. “Although market conditions remained soft across both segments, we continued to strip out unnecessary costs and operate more efficiently through aggressive self-help initiatives, leading to both year-over-year and quarter-over-quarter improvements to our bottom line. We also made notable progress on the business development front within our specialty chemicals segment, which we believe will begin to show revenue growth in 2025 as we remain committed to unlocking the full potential of this segment.

“Overall, we are creating a more predictable, reliable, and profitable operating model, as evidenced by our consistently improving results over the last three quarters. While demand across our end markets isn’t doing us any favors, I’m proud of what we’ve been able to accomplish so far this year in our efforts to stabilize the organization through recapitalizing SG&A, strict cost management, product line optimization, and dynamic pricing adjustments. These actions combined with our healthy balance sheet and no outstanding debt have us well positioned to finish the year on a positive note and move into 2025 with momentum at our back.”

Third Quarter 2024 Financial Results
Net sales from continuing operations were $42.9 million compared to $46.7 million in the third quarter of 2023. The decline was primarily driven by lower volumes and lower pricing as the Company fulfilled low-priced order backlog within the tubular products segment, along with lower volumes in the specialty chemicals segment partially offset by favorable pricing and product mix.

Gross profit from continuing operations increased 117% to $6.5 million, or 15.1% of net sales, compared to $3.0 million, or 6.4% of net sales, in the third quarter of 2023. The increase was primarily attributable to aggressive cost management through improvements in product line management and strategic materials sourcing across both segments.

Net loss from continuing operations improved to $7.0 million, or $0.69 diluted loss per share, compared to a net loss from continuing operations of $14.7 million, or $1.45 diluted loss per share, in the third quarter of 2023. During the quarter, the Company recorded a $6.2 million non-cash, one-time tax charge related to a valuation allowance against the Company’s deferred tax assets. Income from continuing operations before taxes for the third quarter of 2024 was $0.5 million. The year-over-year improvement was primarily attributable to the aforementioned increase in gross profit as well as a year-over-year decrease in interest expense due to lower debt outstanding.

Adjusted EBITDA increased notably to $2.5 million compared to $(1.5) million in the third quarter of 2023, with adjusted EBITDA margin increasing significantly to 5.7% compared to (3.2)% in the prior year period. The improvement was primarily driven by the aforementioned cost and product mix optimization initiatives.

Segment Results
Ascent Chemicals – net sales in the third quarter of 2024 increased 4% to $20.9 million compared to $20.1 million in the third quarter of 2023. Operating income in the third quarter improved significantly to $0.4 million compared to an operating loss of $(11.5) million in the prior year period. Adjusted EBITDA in the third quarter increased 47% to $1.5 million compared to $1.0 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA increased 210 basis points to 7.3% compared to 5.2% in the third quarter of 2023.

Ascent Tubular – net sales from continuing operations in the third quarter of 2024 were $22.0 million compared to $26.7 million in the third quarter of 2023. Operating income from continuing operations in the third quarter improved to $1.7 million compared to an operating loss from continuing operations of $(0.6) million in the prior year period. Adjusted EBITDA from continuing operations in the third quarter increased significantly to $2.4 million compared to $0.2 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA increased significantly to 10.7% compared to 0.7% in the third quarter of 2023.

Liquidity
As of September 30, 2024, the Company had $8.5 million in cash and cash equivalents, no debt outstanding under its revolving credit facilities and had $57.5 million in availability under its revolving credit facility.

For the quarter ended September 30, 2024, the Company repurchased 42,623 shares at an average cost of $9.79 per share for approximately $0.4 million.

Conference Call
Ascent will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2024.

Ascent management will host the conference call, followed by a question-and-answer period.

Date: Tuesday, November 12, 2024
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

To access the call by phone, please register via the live call registration link above or here and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will also be broadcast live and available for replay via the webcast registration link above here. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of specialty chemicals and industrial tubular products. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring & severance costs from net income.
Management believes that these non-GAAP measures are useful because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions as well as allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181

Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	(Unaudited)
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$8,547	$1,851
Accounts receivable, net of allowance for credit losses of $583 and $463, respectively	27,768	26,604
Inventories	42,968	52,306
Prepaid expenses and other current assets	3,483	4,879
Assets held for sale	—	2,912
Current assets of discontinued operations	56	861
Total current assets	82,822	89,413
Property, plant and equipment, net	26,654	29,755
Right-of-use assets, operating leases, net	28,623	27,784
Intangible assets, net	7,380	8,496
Deferred income taxes	—	5,808
Deferred charges, net	29	104
Other non-current assets, net	3,108	1,935
Total assets	$148,616	$163,295

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$12,286	$16,416
Accrued expenses and other current liabilities	7,081	5,108
Current portion of note payable	641	360
Current portion of operating lease liabilities	1,448	1,140
Current portion of finance lease liabilities	288	292
Current liabilities of discontinued operations	222	1,473
Total current liabilities	21,966	24,789
Long-term portion of operating lease liabilities	30,433	29,729
Long-term portion of finance lease liabilities	1,089	1,307
Deferred income taxes	369	—
Other long-term liabilities	54	60
Total non-current liabilities	31,945	31,096
Total liabilities	$53,911	$55,885

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 11,085,103 and 10,092,966 shares issued and outstanding, respectively	$11,085	$11,085
Capital in excess of par value	47,238	47,333
Retained earnings	45,946	58,517
	104,269	116,935
Less: cost of common stock in treasury - 992,137 and 990,282 shares, respectively	(9,564)	(9,525)
Total shareholders' equity	94,705	107,410
Total liabilities and shareholders' equity	$148,616	$163,295
Note: The condensed consolidated balance sheets at December 31, 2023 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss) - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales
Tubular Products	$22,023	$26,695	$74,559	$86,748
Specialty Chemicals	20,878	20,052	62,642	65,165
All Other	—	—	—	50
	42,901	46,747	137,201	151,963
Operating income (loss) from continuing operations
Tubular Products	1,653	(620)	1,040	(7,215)
Specialty Chemicals	385	(11,481)	(625)	(10,935)
All Other	(117)	(132)	(378)	(684)

Corporate
Unallocated corporate expenses	(1,490)	(2,859)	(5,070)	(9,314)
Acquisition costs and other	(2)	—	(53)	(274)
Gain on lease modification	67	—	67	—
Total Corporate	(1,425)	(2,859)	(5,056)	(9,588)
Operating income (loss)	496	(15,092)	(5,019)	(28,422)
Interest expense, net	124	1,063	323	3,217
Other, net	(91)	(97)	(303)	(344)
Income (loss) from continuing operations before income taxes	463	(16,058)	(5,039)	(31,295)
Income tax expense (benefit)	7,479	(1,380)	6,270	(4,680)
Loss from continuing operations	(7,016)	(14,678)	(11,309)	(26,615)
Income (loss) from discontinued operations, net of tax	864	(3,254)	(1,262)	(11,152)
Net loss	$(6,152)	$(17,932)	$(12,571)	$(37,767)

Net loss per common share from continuing operations
Basic	$(0.69)	$(1.45)	$(1.12)	$(2.62)
Diluted	$(0.69)	$(1.45)	$(1.12)	$(2.62)

Net income (loss) per common share from discontinued operations
Basic	$0.08	$(0.32)	$(0.12)	$(1.10)
Diluted	$0.08	$(0.32)	$(0.12)	$(1.10)

Net loss per common share
Basic	$(0.61)	$(1.77)	$(1.24)	$(3.72)
Diluted	$(0.61)	$(1.77)	$(1.24)	$(3.72)

Average shares outstanding
Basic	10,114	10,135	10,111	10,151
Diluted	10,114	10,135	10,111	10,151

Other data:
Adjusted EBITDA[1]	$2,450	$(1,505)	$1,446	$(9,993)
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Ascent Industries Co.
Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net loss	$(12,571)	$(37,767)
Loss from discontinued operations, net of tax	(1,262)	(11,152)
Net loss from continuing operations	(11,309)	(26,615)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	4,489	4,634
Amortization expense	1,116	1,128
Amortization of debt issuance costs	75	75
Goodwill impairment	—	11,389
Deferred income taxes	6,639	(7,864)
Provision for losses on accounts receivable	121	327
Provision for losses on inventories	1,300	1,980
Loss on disposal of property, plant and equipment	—	182
Non-cash lease expense	171	190
Stock-based compensation expense	601	701
Changes in operating assets and liabilities:
Accounts receivable	(1,283)	3,754
Inventories	8,038	5,880
Other assets and liabilities	(918)	358
Accounts payable	(4,237)	8,872
Accrued expenses	1,973	(217)
Accrued income taxes	669	(772)
Net cash provided by operating activities - continuing operations	7,445	4,002
Net cash (used in) provided by operating activities - discontinued operations	(1,587)	17,525
Net cash provided by operating activities	5,858	21,527
Investing activities
Purchases of property, plant and equipment	(1,281)	(2,411)
Net cash used in investing activities - continuing operations	(1,281)	(2,411)
Net cash provided by (used in) investing activities - discontinued operations	2,797	(394)
Net cash provided by (used in) investing activities	1,516	(2,805)
Financing activities
Borrowings from long-term debt	156,923	201,588
Proceeds from note payable	914	900
Payments on long-term debt	(156,923)	(220,130)
Payments on note payable	(633)	(657)
Principal payments on finance lease obligations	(221)	(231)
Repurchase of common stock	(738)	(903)
Net cash used in financing activities	(678)	(19,433)
Increase (decrease) in cash and cash equivalents	6,696	(711)
Less: Cash and cash equivalents of discontinued operations	—	1
Cash and cash equivalents, beginning of period	1,851	1,440
Cash and cash equivalents, end of period	$8,547	$730

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Consolidated
Net loss from continuing operations	$(7,016)	$(14,678)	$(11,309)	$(26,615)
Adjustments:
Interest expense, net	124	1,063	323	3,217
Income taxes	7,479	(1,380)	6,270	(4,680)
Depreciation	1,438	1,522	4,489	4,634
Amortization	372	376	1,116	1,128
EBITDA	2,397	(13,097)	889	(22,316)
Acquisition costs and other	5	—	83	277
Goodwill impairment	—	11,389	—	11,389
Gain on lease modification	(67)	—	(67)	—
Stock-based compensation	55	134	158	371
Non-cash lease expense	60	63	171	190
Retention expense	—	6	4	6
Restructuring and severance costs	—	—	208	90
Adjusted EBITDA	$2,450	$(1,505)	$1,446	$(9,993)
% sales	5.7%	(3.2)%	1.1%	(6.6)%

Specialty Chemicals
Net income (loss)	$367	$(11,498)	$(682)	$(10,974)
Adjustments:
Interest expense	19	21	57	52
Depreciation expense	945	942	2,863	2,850
Amortization expense	174	159	522	475
EBITDA	1,505	(10,376)	2,760	(7,597)
Acquisition costs and other	—	—	—	2
Goodwill impairment	—	11,389	—	11,389
Stock-based compensation	—	3	7	(13)
Non-cash lease expense	19	23	58	69
Restructuring and severance costs	—	—	109	—
Specialty Chemicals Adjusted EBITDA	$1,524	$1,039	$2,934	$3,850
% segment sales	7.3%	5.2%	4.7%	5.9%

Tubular Products
Net income (loss) from continuing operations	$1,653	$(620)	$1,040	$(7,215)
Adjustments:
Depreciation expense	476	558	1,566	1,717
Amortization expense	198	218	594	653
EBITDA	2,327	156	3,200	(4,845)
Acquisition costs and other	3	—	29	—
Stock-based compensation	—	2	11	(15)
Non-cash lease expense	25	31	75	93
Restructuring and severance costs	—	—	31	84
Tubular Products Adjusted EBITDA	$2,355	$189	$3,346	$(4,683)
% segment sales	10.7%	0.7%	4.5%	(5.4)%